Exhibit 99.5

VERSUM MATERIALS, INC. 8555 SOUTH RIVER PARKWAY TEMPE, AZ 85284

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on [●], 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Versum Materials, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [●], 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VERSUM MATERIALS, INC. The Board of Directors unanimously recommends you vote FOR Proposals 1, 2 and 3.
	For	Against	Abstain

1.  Adoption of the Agreement and Plan of Merger, dated as of January 27, 2019 (as it may be amended from time to time) (the “merger agreement”), by and between Versum Materials, Inc. (“Versum”) and Entegris, Inc. (“Entegris”), pursuant to which Versum will merge with and into Entegris, with Entegris surviving the merger (the “Versum merger agreement proposal”).

	☐	☐	☐

	For	Against	Abstain

2.  Approval, on a non-binding, advisory basis, of certain compensation that will or may be paid to Versum’s named executive officers in connection with the transactions contemplated by the merger agreement (the “Versum compensation proposal”).

	☐	☐	☐

	For	Against	Abstain

3.  Approval of the adjournment of the special meeting of Versum stockholders to solicit additional proxies if there are not sufficient votes at the time of the special meeting of Versum stockholders to approve the Versum merger agreement proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Versum stockholders (the “Versum adjournment proposal”).

	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend the special meeting:	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

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VERSUM MATERIALS, INC.

Special Meeting of Stockholders

[●], 2019 [●] a.m. MST

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoint(s) Guillermo Novo, George G. Bitto and Michael W. Valente, his, her or its true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of VERSUM MATERIALS, INC. to be held on [●], 2019, at [●] A.M. Mountain Standard Time, at [●], and at any adjournment or postponement thereof, and to vote as specified on this proxy all shares of common stock of VERSUM MATERIALS, INC. held of record by the signer(s) at the close of business on [●], 2019 on all matters properly coming before the Special Meeting, including but not limited to the matters set forth on the reverse side of this proxy. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Special Meeting and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is signed but no such direction is made, this proxy will be voted (1) FOR the Versum merger agreement proposal; (2) FOR the Versum compensation proposal; and (3) FOR the Versum adjournment proposal.

Continued and to be signed on reverse side